Free Writing Prospectus

Filed Pursuant To Rule 433

Registration No. 333-237239

June 5, 2020

ETF Data
Capital Markets Group

May 2020

Trading Report

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) 3 Month Avg.	Consolidated Avg. Daily Volume (Shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (Shares) 3 Month Avg.	Avg. Quote Size (Shares)	Avg. Quote Size (Shares) 3 Month Avg.	Avg. Quote Size ($)	Avg. Quote Size ($) 3 Month Avg.	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 05/15/2020
US Core														
SPY	SPDR® S&P 500® ETF Trust	0.01	0.00	0.01	95,589,220	27,845,125,086	169,186,763	1,873	1,208	545,836	341,496	187	1.68	204,822,476
MDY	SPDR S&P MIDCAP 400® ETF Trust	0.09	0.03	0.21	1,527,801	461,468,751	2,002,288	502	709	151,940	199,109	91	2.41	3,125,246
SLY	SPDR S&P® 600 Small Cap ETF	0.10	0.19	0.17	141,853	7,515,442	226,878	1,385	1,041	73,954	53,888	242	2.86	14,830
DIA	SPDR Dow Jones® Industrial Average ETF Trust	0.03	0.01	0.04	4,485,785	1,089,131,855	7,671,382	844	569	205,273	134,292	137	1.64	9,642,762
SPTM	SPDR Portfolio S&P 1500 Composite Stock Market ETF	0.01	0.03	0.03	643,981	22,880,717	1,115,277	4,694	3,659	167,454	125,720	285	1.63	227,242
SPSM	SPDR S&P 600 Small Cap ETF	0.03	0.13	0.05	708,068	17,313,167	1,209,485	3,783	3,369	91,813	80,205	339	2.98	61,018
SPLG	SPDR Portfolio S&P 500 ETF	0.01	0.03	0.01	3,129,864	107,295,025	5,634,570	52,748	42,525	1,808,297	1,409,249	618	1.58	157,168
SPMD	SPDR S&P 400 Mid Cap ETF	0.01	0.04	0.03	1,077,606	31,586,520	1,735,528	12,193	9,099	358,573	255,788	318	2.38	126,027
SPYX	SPDR S&P 500 Fossil Fuel Reserves Free ETF	0.04	0.06	0.09	33,480	2,391,008	59,205	507	528	36,512	36,180	121	1.50	30,436
SHE	SPDR SSGA Gender Diversity Index ETF	0.05	0.07	0.12	14,832	1,008,933	16,243	470	763	31,815	47,385	139	1.39	2,902
US Style														
SPYG	SPDR Portfolio S&P 500 Growth ETF	0.01	0.02	0.02	2,688,789	111,705,233	4,028,036	14,567	7,692	607,753	311,618	302	1.68	633,029
SPYV	SPDR Portfolio S&P 500 Value ETF	0.01	0.04	0.02	2,618,586	73,690,002	3,463,720	21,138	12,306	596,473	344,809	602	1.69	547,466
MDYG	SPDR S&P 400 Mid Cap Growth ETF	0.07	0.14	0.13	680,184	34,716,860	444,127	1,544	1,408	77,542	67,063	427	2.01	20,294
MDYV	SPDR S&P 400 Mid Cap Value ETF	0.04	0.10	0.08	138,703	5,589,655	343,931	1,085	860	43,294	33,729	247	2.73	48,409
SLYG	SPDR S&P 600 Small Cap Growth ETF	0.09	0.18	0.14	186,896	9,731,067	306,743	1,914	1,570	97,489	77,310	187	2.70	16,678
SLYV	SPDR S&P 600 Small Cap Value ETF	0.07	0.15	0.11	331,669	14,906,464	616,255	1,813	1,537	80,802	68,167	199	3.30	65,417
US Sector														
XLC	The Communication Services Select Sector SPDR Fund	0.01	0.02	0.01	4,363,505	227,572,956	5,369,509	6,165	3,848	321,999	190,600	224	1.92	2,441,459
XLY	The Consumer Discretionary Select Sector SPDR Fund	0.01	0.01	0.02	5,019,588	590,417,261	6,334,140	1,771	1,058	207,867	118,592	104	1.91	5,128,390

Source: NYSE, Nasdaq and BATS as of 05/31/2020. **Past performance is not a guarantee of future results.**

STATE STREET GLOBAL ADVISORS SPDR®

1

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) 3 Month Avg.	Consolidated Avg. Daily Volume (Shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (Shares) 3 Month Avg.	Avg. Quote Size (Shares)	Avg. Quote Size (Shares) 3 Month Avg.	Avg. Quote Size ($)	Avg. Quote Size ($) 3 Month Avg.	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 05/15/2020
US Sector (cont'd)														
XLP	The Consumer Staples Select Sector SPDR Fund	0.01	0.02	0.01	12,412,655	717,101,988	17,760,191	20,159	10,326	1,165,733	598,727	236	1.42	12,165,941
XLE	The Energy Select Sector SPDR Fund	0.01	0.03	0.01	29,049,636	1,101,000,925	39,577,392	21,987	13,814	839,279	492,895	249	3.55	34,380,974
XLF	The Financial Select Sector SPDR Fund	0.01	0.05	0.01	69,542,290	1,543,317,660	94,832,537	364,489	236,874	8,051,285	5,265,521	708	2.42	144,273,909
XLV	The Health Care Select Sector SPDR Fund	0.01	0.01	0.01	12,208,801	1,221,291,314	16,021,030	3,736	2,151	373,718	209,779	137	1.71	17,644,942
XLI	The Industrial Select Sector SPDR Fund	0.01	0.02	0.01	12,455,519	790,384,717	18,004,189	6,783	3,934	429,518	247,749	160	2.15	22,845,127
XLB	The Materials Select Sector SPDR Fund	0.01	0.02	0.01	4,829,183	253,156,867	9,537,124	7,973	4,457	417,540	226,910	148	1.96	9,940,309
XLK	The Technology Select Sector SPDR Fund	0.01	0.01	0.01	11,882,704	1,121,169,462	21,132,970	3,997	2,679	377,560	239,619	143	2.00	7,281,865
XLU	The Utilities Select Sector SPDR Fund	0.01	0.02	0.01	18,048,836	1,013,640,218	24,004,745	8,361	4,966	470,650	284,897	193	2.10	36,635,373
XLRE	The Real Estate Select Sector SPDR Fund	0.01	0.03	0.01	6,135,758	199,494,744	10,791,190	28,938	15,849	945,317	527,092	331	2.17	1,326,133
US Industry														
KBE	SPDR S&P Bank ETF	0.01	0.04	0.01	3,643,201	106,621,557	3,511,502	6,773	3,927	196,761	115,151	165	4.27	4,126,263
KCE	SPDR S&P Capital Markets ETF	0.11	0.22	0.18	2,840	148,718	7,101	231	252	12,106	12,473	109	1.30	28,782
KIE	SPDR S&P Insurance ETF	0.01	0.06	0.03	479,279	12,290,174	469,405	1,913	2,095	49,386	53,281	168	2.81	277,308
KRE	SPDR S&P Regional Banking ETF	0.01	0.03	0.01	11,658,797	414,533,643	11,354,395	5,881	4,105	209,510	145,759	178	4.59	29,465,821
XBI	SPDR S&P Biotech ETF	0.02	0.02	0.03	7,240,811	733,049,481	8,482,861	611	679	61,831	59,198	129	3.50	59,276,461
XNTK	SPDR NYSE Technology ETF	0.05	0.05	0.08	25,139	2,206,274	32,208	680	571	59,648	46,192	94	2.05	12,321
XHB	SPDR S&P Homebuilders ETF	0.01	0.03	0.01	2,480,015	95,231,033	2,943,530	3,659	2,660	139,137	93,346	146	3.15	5,075,509
XME	SPDR S&P Metals & Mining ETF	0.01	0.05	0.01	2,857,481	56,556,471	2,782,942	14,590	9,488	289,426	179,874	210	3.57	2,199,555
XES	SPDR S&P Oil & Gas Equipment & Services ETF	0.03	0.12	0.04	260,625	7,612,375	850,474	595	24,015	17,543	90,176	109	5.91	191,541
XITK	SPDR FactSet Innovative Technology ETF	0.13	0.11	0.20	25,391	3,156,116	15,568	243	201	29,936	22,330	81	2.37	7,116
XOP	SPDR S&P Oil & Gas Exploration & Production ETF	0.01	0.02	0.01	8,929,800	460,803,128	30,772,984	1,155	17,606	59,796	211,534	118	5.06	10,658,912
XPH	SPDR S&P Pharmaceuticals ETF	0.05	0.11	0.07	110,687	4,729,394	142,394	2,168	2,979	92,459	113,620	146	2.22	988,679
XRT	SPDR S&P Retail ETF	0.01	0.03	0.01	5,438,881	206,772,545	6,913,299	6,054	5,620	229,707	196,602	164	2.89	21,742,869
XSD	SPDR S&P Semiconductor ETF	0.07	0.07	0.11	93,486	9,463,897	109,787	254	268	25,761	24,462	89	2.88	309,816

Source: NYSE, Nasdaq and BATS as of 05/31/2020. **Past performance is not a guarantee of future results.**

STATE STREET GLOBAL ADVISORS SPDR®

2

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) 3 Month Avg.	Consolidated Avg. Daily Volume (Shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (Shares) 3 Month Avg.	Avg. Quote Size (Shares)	Avg. Quote Size (Shares) 3 Month Avg.	Avg. Quote Size ($)	Avg. Quote Size ($) 3 Month Avg.	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 05/15/2020
US Industry (cont'd)														
XHE	SPDR S&P Health Care Equipment ETF	0.16	0.18	0.26	45,644	3,893,815	54,550	630	778	53,845	58,561	103	2.22	715,324
XTL	SPDR S&P Telecom ETF	0.21	0.32	0.26	8,760	580,322	10,848	2,430	2,186	162,309	138,432	107	2.08	9,646
XAR	SPDR S&P Aerospace & Defense ETF	0.09	0.11	0.14	199,619	15,934,546	271,144	767	843	60,240	65,474	101	2.68	74,497
XHS	SPDR S&P Health Care Services ETF	0.16	0.24	0.23	9,010	576,697	11,648	240	185	15,622	11,392	109	2.17	7,967
XSW	SPDR S&P Software & Services ETF	0.16	0.16	0.25	31,195	3,085,100	40,483	309	342	30,686	30,242	82	2.37	9,277
XTH	SPDR S&P Technology Hardware ETF	0.24	0.36	0.30	1,637	109,094	1,951	740	998	49,999	61,772	79	1.42	1,146
XTN	SPDR S&P Transportation ETF	0.07	0.14	0.11	34,963	1,700,490	53,973	664	516	31,846	23,955	112	2.60	41,136
XWEB	SPDR S&P Internet ETF	0.13	0.15	0.19	10,550	946,137	6,142	319	523	28,276	36,586	77	1.97	1,574
KOMP	SPDR S&P Kensho New Economies Composite ETF	0.07	0.22	0.11	145,206	4,789,168	163,997	2,054	1,499	68,326	46,621	656	1.89	133,367
ROKT	SPDR S&P Kensho Final Frontiers ETF	0.07	0.24	0.11	2,657	75,776	4,558	1,266	564	35,899	15,955	66	1.73	364
CNRG	SPDR S&P Kensho Clean Power ETF	0.11	0.26	0.15	7,109	305,989	11,785	306	290	13,247	11,933	72	2.57	4,320
SIMS	SPDR S&P Kensho Intelligent Structures ETF	0.07	0.28	0.11	3,650	99,444	4,617	1,760	1,119	46,932	28,745	124	1.82	105
HAIL	SPDR S&P Kensho Smart Mobility ETF	0.07	0.29	0.09	3,484	88,168	4,246	1,735	1,365	44,037	32,866	73	1.52	602
FITE	SPDR S&P Kensho Future Security ETF	0.08	0.22	0.12	4,659	160,438	6,077	3,174	1,623	109,230	54,231	114	1.36	358
Real Estate Equities														
RWR	SPDR Dow Jones REIT ETF	0.05	0.07	0.10	263,229	19,212,991	242,748	2,121	1,305	156,422	97,863	171	2.57	30,130
RWO	SPDR Dow Jones Global Real Estate ETF	0.05	0.12	0.10	314,821	11,659,516	477,740	789	740	29,137	28,350	173	1.89	342,666
RWX	SPDR Dow Jones International Real Estate ETF	0.02	0.07	0.04	651,689	18,040,564	831,559	1,755	1,584	48,608	45,792	263	1.20	685,471
Global Equities														
DGT	SPDR Global Dow ETF	0.13	0.18	0.17	3,604	261,893	6,880	322	314	23,534	22,343	98	1.14	691
GII	SPDR S&P Global Infrastructure ETF	0.07	0.16	0.10	29,848	1,257,706	49,001	1,002	931	41,753	38,669	186	1.43	3,537
GNR	SPDR S&P Global Natural Resources ETF	0.05	0.13	0.11	266,719	9,429,582	430,411	672	907	23,717	29,749	270	1.72	100,658
CWI	SPDR MSCI ACWI ex-US ETF	0.03	0.16	0.05	411,069	8,659,416	808,065	2,565	3,231	54,110	67,602	509	1.32	43,637
SPGM	SPDR Portfolio MSCI Global Stock Market ETF	0.13	0.35	0.16	116,358	4,419,841	74,243	436	495	16,169	17,433	469	1.35	3,077

Source: NYSE, Nasdaq and BATS as of 05/31/2020. **Past performance is not a guarantee of future results.**

STATE STREET GLOBAL ADVISORS SPDR®

3

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) 3 Month Avg.	Consolidated Avg. Daily Volume (Shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (Shares) 3 Month Avg.	Avg. Quote Size (Shares)	Avg. Quote Size (Shares) 3 Month Avg.	Avg. Quote Size ($)	Avg. Quote Size ($) 3 Month Avg.	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 05/15/2020
Global Equities (cont'd)														
EFAX	SPDR MSCI EAFE Fossil Fuel Reserves Free ETF	0.24	0.39	0.32	10,982	653,278	9,903	234	290	14,071	16,918	819	0.62	23,182
SPDW	SPDR Portfolio Developed World ex-US ETF	0.01	0.04	0.02	3,454,126	88,859,189	5,248,520	33,535	18,904	863,240	481,380	562	1.21	1,431,949
GWX	SPDR S&P International Small Cap ETF	0.07	0.27	0.11	139,697	3,576,845	309,323	976	1,326	25,045	31,732	308	1.23	35,805
LOWC	SPDR MSCI ACWI Low Carbon Target ETF	0.13	0.15	0.15	6,187	525,559	11,198	440	404	38,138	33,628	88	0.85	209
International Developed Equities – Region/Country														
FEZ	SPDR EURO STOXX 50® ETF	0.01	0.03	0.01	3,877,283	121,169,321	3,738,993	37,385	21,922	1,160,193	672,789	326	1.58	5,450,065
SPEU	SPDR Portfolio Europe ETF	0.10	0.34	0.14	103,321	2,935,069	93,004	889	939	25,677	26,297	516	1.21	2,048
SMEZ	SPDR EURO STOXX® Small Cap ETF	0.06	0.13	0.11	1,330	68,577	2,121	244	280	12,644	13,793	106	0.66	1,002
Emerging Market Equities														
SPEM	SPDR Portfolio Emerging Markets ETF	0.01	0.03	0.01	1,740,700	53,606,711	2,839,216	9,753	5,241	300,039	160,035	339	1.31	303,032
GMF	SPDR S&P Emerging Asia Pacific ETF	0.20	0.22	0.32	42,354	3,865,725	43,827	956	752	87,389	66,970	175	1.09	81,994
EEMX	SPDR MSCI Emerging Markets Fossil Fuel Reserves Free ETF	0.10	0.18	0.13	2,698	146,086	5,515	235	266	12,792	14,196	108	0.92	3,450
EWX	SPDR S&P Emerging Markets Small Cap ETF	0.06	0.16	0.09	104,769	3,846,211	255,131	647	684	23,903	24,332	191	1.11	24,379
GXC	SPDR S&P China ETF	0.19	0.20	0.26	94,192	8,928,288	102,997	301	327	29,066	30,881	149	1.39	11,849
Advanced Beta – Income														
EDIV	SPDR S&P Emerging Markets Dividend ETF	0.06	0.24	0.09	58,849	1,411,895	116,075	1,004	1,450	24,036	33,517	216	1.38	12,285
DWX	SPDR S&P International Dividend ETF	0.06	0.19	0.08	88,155	2,784,143	158,432	1,860	1,374	58,749	43,352	225	1.17	5,376
SDY	SPDR S&P Dividend ETF	0.03	0.03	0.06	814,983	70,309,205	1,195,666	2,166	1,702	185,642	143,776	152	2.20	29,952
WDIV	SPDR S&P Global Dividend ETF	0.09	0.19	0.12	35,213	1,771,318	48,570	696	690	35,074	35,005	236	1.32	1,023
SPYD	SPDR Portfolio S&P 500 High Dividend ETF	0.01	0.04	0.01	1,678,578	45,077,808	2,072,352	14,129	6,936	380,219	188,010	175	2.45	375,441
Advanced Beta – Multi Factor														
ZCAN	SPDR Solactive Canada ETF	0.07	0.14	0.08	3,692	186,524	3,112	599	594	30,576	28,969	113	0.78	626
ZDEU	SPDR Solactive Germany ETF	0.06	0.11	0.08	1,987	95,898	1,517	1,000	988	48,390	45,840	105	0.68	5,234
ZHOK	SPDR Solactive Hong Kong ETF	0.28	0.50	0.30	2,623	143,123	3,743	308	423	16,973	23,075	99	0.73	23,247

Source: NYSE, Nasdaq and BATS as of 05/31/2020. **Past performance is not a guarantee of future results.**

STATE STREET GLOBAL ADVISORS SPDR®

4

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) 3 Month Avg.	Consolidated Avg. Daily Volume (Shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (Shares) 3 Month Avg.	Avg. Quote Size (Shares)	Avg. Quote Size (Shares) 3 Month Avg.	Avg. Quote Size ($)	Avg. Quote Size ($) 3 Month Avg.	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 05/15/2020
Advanced Beta – Multi Factor (cont'd)														
ZJPN	SPDR Solactive Japan ETF	0.08	0.11	0.11	77	5,243	1,117	604	576	41,840	38,136	10	0.21	80
ZGBR	SPDR Solactive United Kingdom ETF	0.08	0.20	0.11	2,178	83,728	4,580	598	597	23,063	22,526	135	0.43	4,459
QEFA	SPDR MSCI EAFE StrategicFactors[SM] ETF	0.34	0.61	0.39	42,977	2,411,731	77,941	1,468	1,382	82,838	75,856	208	1.22	26,906
QWLD	SPDR MSCI World StrategicFactors[SM] ETF	0.17	0.23	0.24	1,105	84,768	2,500	1,011	977	76,571	71,358	95	0.37	2
QEMM	SPDR MSCI Emerging Markets StrategicFactors[SM] ETF	0.27	0.54	0.35	7,157	354,911	24,669	751	827	37,225	40,220	127	1.23	2,022
QUS	SPDR MSCI USA StrategicFactors[SM] ETF	0.05	0.06	0.09	47,316	4,025,073	141,288	778	549	66,141	45,434	203	1.30	10,366
Advanced Beta – Single Factor														
SPYB	SPDR S&P 500 Buyback ETF	0.14	0.26	0.23	19,456	1,125,694	14,677	1,067	2,034	59,522	109,161	116	2.18	26,561
VLU	SPDR S&P 1500 Value Tilt ETF	0.43	0.47	0.49	2,606	243,480	3,994	929	1,468	85,854	129,802	136	1.20	4,802
MMTM	SPDR S&P 1500 Momentum Tilt ETF	0.40	0.32	0.49	7,952	1,011,648	8,505	1,767	1,396	222,306	170,227	206	1.10	17,778
LGLV	SPDR SSGA US Large Cap Low Volatility Index ETF	0.07	0.07	0.15	82,661	8,091,392	163,503	838	669	82,136	64,827	152	1.50	12,699
SMLV	SPDR SSGA US Small Cap Low Volatility Index ETF	0.25	0.36	0.39	25,181	1,775,221	48,612	278	310	19,478	22,557	173	2.91	22,364
ONEY	SPDR Russell 1000 Yield Focus ETF	0.17	0.30	0.27	2,840	153,505	7,504	328	337	17,794	18,119	100	2.11	12,612
ONEO	SPDR Russell 1000 Momentum Focus ETF	0.11	0.18	0.17	2,191	138,666	4,007	630	342	39,965	21,097	96	1.07	39,679
ONEV	SPDR Russell 1000 Low Volatility Focus ETF	0.08	0.12	0.14	8,999	622,579	17,921	354	292	24,546	19,630	101	1.43	408
Advanced Beta – Fixed Income														
DWFI	SPDR Dorsey Wright® Fixed Income Allocation ETF	0.03	0.12	0.05	65,401	796,036	104,434	7	6	14,771	13,181	471	1.18	259
SPBO	SPDR Portfolio Corporate Bond ETF	0.04	0.11	0.05	92,314	3,129,194	92,300	923	685	31,447	22,970	612	0.54	57,060
Fixed Income – US Government														
BIL	SPDR Bloomberg Barclays 1-3 Month T-Bill ETF	0.01	0.01	0.01	3,443,442	315,198,867	5,859,288	1,872,206	1,157,323	171,374,011	105,951,674	879	0.01	458,698
SPTI	SPDR Portfolio Intermediate Term Treasury ETF	0.01	0.03	0.02	969,582	32,103,825	2,277,673	106,454	54,512	3,526,332	1,801,693	1,110	0.21	249,064

Source: NYSE, Nasdaq and BATS as of 05/31/2020. **Past performance is not a guarantee of future results.**

STATE STREET GLOBAL ADVISORS SPDR®

5

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) 3 Month Avg.	Consolidated Avg. Daily Volume (Shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (Shares) 3 Month Avg.	Avg. Quote Size (Shares)	Avg. Quote Size (Shares) 3 Month Avg.	Avg. Quote Size ($)	Avg. Quote Size ($) 3 Month Avg.	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 05/15/2020
Fixed Income – US Government (cont'd)														
SPTL	SPDR Portfolio Long Term Treasury ETF	0.03	0.06	0.06	460,530	21,689,190	1,217,555	17,941	11,989	845,377	567,991	340	0.89	300,346
SPIP	SPDR Portfolio TIPS ETF	0.01	0.05	0.04	419,924	12,475,074	778,732	11,019	7,239	327,413	214,751	461	0.37	79,909
SPTS	SPDR Portfolio Short Term Treasury ETF	0.01	0.03	0.01	1,986,930	61,010,461	5,716,992	548,977	315,821	16,858,451	9,687,186	1,229	0.06	402,328
TIPX	SPDR Bloomberg Barclays 1-10 Year TIPS ETF	0.02	0.12	0.05	36,391	729,016	133,513	27,656	14,446	554,554	289,749	423	0.22	53,918
Fixed Income – US Investment Grade Corporates														
SPSB	SPDR Portfolio Short Term Corporate Bond ETF	0.01	0.03	0.01	1,714,835	53,188,652	2,881,137	13,038	11,209	404,462	346,074	424	0.18	612,980
SPIB	SPDR Portfolio Intermediate Term Corporate Bond ETF	0.01	0.04	0.03	2,439,216	86,586,463	2,531,107	7,551	4,841	268,147	171,301	503	0.30	1,008,385
SPLB	SPDR Portfolio Long Term Corporate Bond ETF	0.03	0.09	0.04	711,169	21,203,520	940,149	1,552	1,277	46,516	38,145	349	0.83	62,721
FLRN	SPDR Bloomberg Barclays Investment Grade Floating Rate ETF	0.01	0.05	0.02	511,033	15,449,186	1,508,159	2,390	5,357	72,236	161,554	449	0.17	365,782
Fixed Income – High Yield														
JNK	SPDR Bloomberg Barclays High Yield Bond ETF	0.01	0.01	0.02	8,004,229	792,294,746	9,671,292	9,583	5,443	950,078	539,499	225	0.75	6,561,023
SJNK	SPDR Bloomberg Barclays Short Term High Yield Bond ETF	0.01	0.04	0.01	4,353,364	106,372,444	5,604,704	93,633	53,022	2,287,301	1,305,236	519	0.69	3,511,377
SPHY	SPDR Portfolio High Yield Bond ETF	0.07	0.28	0.10	41,415	982,072	87,585	2,650	1,584	63,119	37,519	222	0.72	9,180
Fixed Income – US Mortgage														
SPMB	SPDR Portfolio Mortgage Backed Bond ETF	0.02	0.06	0.02	314,085	8,427,052	682,976	1,616	1,404	43,353	37,368	445	0.35	152,066
Fixed Income – US Aggregate														
SPAB	SPDR Portfolio Aggregate Bond ETF	0.01	0.03	0.03	1,346,666	41,086,092	2,610,921	16,083	11,234	490,821	342,169	449	0.32	321,418
Fixed Income – Hybrids														
CWB	SPDR Bloomberg Barclays Convertible Securities ETF	0.05	0.08	0.05	1,136,782	62,092,425	1,699,335	1,371	1,440	75,020	74,470	216	1.70	498,708
PSK	SPDR Wells Fargo® Preferred Stock ETF	0.05	0.11	0.09	213,222	8,860,023	377,969	1,223	993	50,955	40,555	230	0.82	289,368

Source: NYSE, Nasdaq and BATS as of 05/31/2020. **Past performance is not a guarantee of future results.**

STATE STREET GLOBAL ADVISORS SPDR®

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Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) 3 Month Avg.	Consolidated Avg. Daily Volume (Shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (Shares) 3 Month Avg.	Avg. Quote Size (Shares)	Avg. Quote Size (Shares) 3 Month Avg.	Avg. Quote Size ($)	Avg. Quote Size ($) 3 Month Avg.	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 05/15/2020
Fixed Income – Municipal														
SHM	SPDR Nuveen Bloomberg Barclays Short Term Municipal Bond ETF	0.02	0.04	0.04	465,993	23,033,792	805,013	1,971	2,031	97,526	99,543	382	0.21	333,535
TFI	SPDR Nuveen Bloomberg Barclays Municipal Bond ETF	0.03	0.07	0.08	699,770	35,422,903	1,380,494	1,535	1,175	78,359	59,183	148	0.47	559,140
HYMB	SPDR Nuveen S&P High Yield Municipal Bond ETF	0.08	0.15	0.15	503,724	26,742,851	587,337	613	1,084	32,669	61,043	236	0.87	1,538,314
Fixed Income – International														
WIP	SPDR FTSE International Government Inflation-Protected Bond ETF	0.08	0.16	0.17	28,512	1,434,618	51,515	367	369	18,363	18,336	166	0.64	13,076
BWZ	SPDR Bloomberg Barclays Short Term International Treasury Bond ETF	0.14	0.46	0.19	28,184	840,234	85,636	2,528	7,582	75,349	233,620	286	0.66	3,312
BWX	SPDR Bloomberg Barclays International Treasury Bond ETF	0.03	0.11	0.04	271,021	7,617,072	502,140	894	1,186	25,062	33,422	231	0.61	21,159
IBND	SPDR Bloomberg Barclays International Corporate Bond ETF	0.19	0.58	0.21	22,006	707,530	45,982	1,088	946	35,007	30,228	121	0.89	84,578
EBND	SPDR Bloomberg Barclays Emerging Markets Local Bond ETF	0.03	0.12	0.07	224,473	5,712,984	476,629	1,799	1,488	46,274	37,896	270	0.67	442,237
Commodity														
GLD*	SPDR Gold Shares	0.01	0.01	0.02	11,768,734	1,901,948,597	15,132,725	1,480	1,451	239,315	227,343	145	1.04	11,867,587
GLDM	SPDR Gold MiniShares℠ Trust	0.01	0.06	0.01	3,209,119	54,886,671	3,264,806	110,373	143,414	1,891,726	2,354,352	996	1.02	1,960,871
NANR	SPDR S&P North American Natural Resources ETF	0.10	0.34	0.12	42,452	1,210,220	116,355	1,944	1,201	55,397	31,866	676	1.53	729
Active – Asset Allocation														
XLSR	SPDR SSGA US Sector Rotation ETF	0.07	0.21	0.08	15,125	471,853	17,125	11,107	9,716	344,593	290,413	203	1.33	11,686
FISR	SPDR SSGA Fixed Income Sector Rotation ETF	0.05	0.17	0.08	9,879	312,542	11,617	5,422	3,770	171,682	117,993	238	0.63	17,867
RLY	SPDR SSGA Multi-Asset Real Return ETF	0.07	0.34	0.11	25,879	528,134	46,464	5,225	4,911	105,895	98,075	236	1.33	5,471
INKM	SPDR SSGA Income Allocation ETF	0.04	0.14	0.06	66,070	1,920,352	58,236	1,647	1,416	48,171	41,239	870	0.72	5,318
GAL	SPDR SSGA Global Allocation ETF	0.10	0.29	0.17	10,738	377,468	38,562	9,302	7,533	326,667	258,107	249	0.77	568

Source: NYSE, Nasdaq and BATS as of 05/31/2020. **Past performance is not a guarantee of future results.**

STATE STREET GLOBAL ADVISORS SPDR®

7

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) 3 Month Avg.	Consolidated Avg. Daily Volume (Shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (Shares) 3 Month Avg.	Avg. Quote Size (Shares)	Avg. Quote Size (Shares) 3 Month Avg.	Avg. Quote Size ($)	Avg. Quote Size ($) 3 Month Avg.	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 05/15/2020
Active – Equity														
SYE	SPDR MFS Systematic Core Equity ETF	0.09	0.11	0.12	2,099	166,196	4,928	648	337	50,941	25,853	92	1.29	5
SYG	SPDR MFS Systematic Growth Equity ETF	0.10	0.11	0.13	1,208	109,317	4,270	420	235	38,022	20,307	68	0.97	4,118
SYV	SPDR MFS Systematic Value Equity ETF	0.23	0.40	0.24	1,475	84,179	5,641	443	441	25,616	24,310	84	1.13	83
Active – Fixed Income														
TOTL	SPDR DoubleLine® Total Return Tactical ETF	0.03	0.06	0.06	426,692	20,891,768	676,753	1,480	1,072	72,548	52,414	319	0.39	333,498
EMTL	SPDR DoubleLine Emerging Markets Fixed Income ETF	0.20	0.43	0.27	18,700	875,182	25,704	1,326	1,501	62,417	70,563	187	0.21	169
STOT	SPDR DoubleLine Short Duration Total Return Tactical ETF	0.14	0.29	0.23	28,644	1,405,927	33,130	1,041	1,473	51,166	72,100	293	0.17	465
SRLN	SPDR Blackstone / GSO Senior Loan ETF	0.04	0.08	0.05	661,006	27,563,001	1,039,921	1,079	1,029	45,397	43,058	306	0.65	2,327,243
ULST	SPDR SSGA Ultra Short Term Bond ETF	0.04	0.10	0.06	57,625	2,294,983	101,221	2,963	12,998	117,913	522,025	485	0.16	2,626

Source: NYSE, Nasdaq and BATS as of 05/31/2020. **Past performance is not a guarantee of future results.**

Prior to 10/16/2017, the SPDR Portfolio Total Stock Market ETF (SPTM) was known as the SPDR Russell 3000® ETF (THRK), the SPDR Portfolio Large Cap ETF (SPLG) was known as the SPDR Russell 1000® ETF (ONEK), the SPDR Portfolio Mid Cap ETF (SPMD) was known as the SPDR S&P 1000® ETF (SMD), the SPDR Portfolio Small Cap ETF (SPSM) was known as the SPDR Russell 2000® ETF (TWOK), the SPDR Portfolio S&P 500 Growth ETF (SPYG) was known as the SPDR S&P 500 Growth ETF (SPYG), the SPDR Portfolio S&P 500 Value ETF (SPYV) was known as the SPDR S&P 500 Value ETF (SPYV), the SPDR Portfolio S&P 500 High Dividend ETF (SPYD) was known as the SPDR S&P 500 High Dividend ETF (SPYD), the SPDR Portfolio Developed World ex-US ETF (SPDW) was known as the SPDR S&P World ex-US ETF (GWL), the SPDR Portfolio Emerging Markets ETF (SPEM) was known as the SPDR S&P Emerging Markets ETF (GMM), the SPDR Portfolio Aggregate Bond ETF (SPAB) was known as the SPDR Bloomberg Barclays Aggregate Bond ETF (BNDS), the SPDR Portfolio Short Term Corporate Bond ETF (SPSB) was known as the SPDR Bloomberg Barclays Short Term Corporate Bond ETF (SCPB), the SPDR Portfolio Intermediate Term Corporate Bond ETF (SPIB) was known as the SPDR Bloomberg Barclays Intermediate Term Corporate Bond ETF (ITR), the SPDR Portfolio Long Term Corporate Bond ETF (SPLB) was known as the SPDR Bloomberg Barclays Long Term Corporate Bond ETF (LWC), the SPDR Portfolio Short Term Treasury ETF (SPTS) was known as the SPDR Bloomberg Barclays Short Term Treasury ETF (SST), and the SPDR Portfolio Long Term Treasury ETF (SPTL) was known as the SPDR Bloomberg Barclays Long Term Treasury ETF (TLO).

Prior to 09/23/2019, the SPDR Portfolio MSCI Global Stock Market ETF (SPGM) was known as the SPDR MSCI ACWI IMI ETF (ACIM), the SPDR Portfolio Europe ETF (SPEU) was known as the SPDR STOXX® Europe 50 ETF (FEU), the SPDR Portfolio Corporate Bond ETF (SPBO) was known at the SPDR Bloomberg Barclays Corporate Bond ETF (CBND), the SPDR Portfolio High Yield Bond ETF (SPHY) was known as the SPDR ICE BofAML Broad High Yield Bond ETF (CJNK), the SPDR Portfolio Intermediate Term Treasury ETF (SPTI) was known as the SPDR Bloomberg Barclays Intermediate Term Treasury ETF (ITE), the SPDR Portfolio TIPS ETF (SPIP) was known as the SPDR Bloomberg Barclays TIPS ETF (IPE), and the SPDR Portfolio Mortgage Backed Bond ETF (SPMB) was known as the SPDR Bloomberg Barclays Mortgage Backed Bond ETF (MBG).

STATE STREET GLOBAL ADVISORS SPDR®

8

ssga.com/etfs

Investment professional use only

State Street Global Advisors
One Iron Street, Boston MA 02210
T: +1 866 787 2257

Important Risk Information

Investing involves risk, and you could lose money on an investment in each of SPDR® Gold Shares Trust ("GLD®") and SPDR® Gold MiniShares℠ Trust ("GLDM℠"), a series of the World Gold Trust (together, the "Funds").

ETFs trade like stocks, are subject to investment risk, fluctuate in market value and may trade at prices above or below the ETFs' net asset value. Brokerage commissions and ETF expenses will reduce returns.

Commodities and commodity-index linked securities may be affected by changes in overall market movements, changes in interest rates, and other factors such as weather, disease, embargoes, or political and regulatory developments, as well as trading activity of speculators and arbitrageurs in the underlying commodities.

Frequent trading of ETFs could significantly increase commissions and other costs such that they may offset any savings from low fees or costs.

Diversification does not ensure a profit or guarantee against loss.

Investing in commodities entails significant risk and is not appropriate for all investors.

Important Information Relating to SPDR® Gold Trust ("GLD®") and SPDR Gold MiniShares℠ Trust ("GLDM℠"):

The SPDR Gold Trust ("GLD") and the World Gold Trust have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for GLD and GLDM, respectively. Before you invest, you should read the prospectus in the registration statement and other documents each Fund has filed with the SEC for more complete information about each Fund and these offerings. Please see each Fund's prospectus for a detailed discussion of the risks of investing in each Fund's shares. The GLD prospectus is available by clicking here, and the GLDM prospectus is available by clicking here. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting spdrgoldshares.com. Alternatively, the Funds or any authorized participant will arrange to send you the prospectus if you request it by calling 866.320.4053.

None of the Funds is an investment company registered under the Investment Company Act of 1940 (the "1940 Act"). As a result, shareholders of each Fund do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act. GLD and GLDM are not subject to regulation under the Commodity Exchange Act of 1936 (the "CEA"). As a result, shareholders of each of GLD and GLDM do not have the protections afforded by the CEA.

Shares of each Fund trade like stocks, are subject to investment risk and will fluctuate in market value.

The values of GLD shares and GLDM shares relate directly to the value of the gold held by each Fund (less its expenses), respectively. Fluctuations in the price of gold could materially and adversely affect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold represented by them.

None of the Funds generate any income, and as each Fund regularly sells gold to pay for its ongoing expenses, the amount of gold represented by each Fund share will decline over time to that extent.

The World Gold Council name and logo are a registered trademark and used with the permission of the World Gold Council pursuant to a license agreement. The World Gold Council is not responsible for the content of, and is not liable for the use of or reliance on, this material. World Gold Council is an affiliate of the Sponsor of each of GLD and GLDM.

GLD® is a registered trademark of World Gold Trust Services, LLC used with the permission of World Gold Trust Services, LLC. MiniShares℠ and GLDM℠ are service marks of WGC USA Asset Management Company, LLC used with the permission of WGC USA Asset Management Company, LLC.

Standard & Poor's®, S&P and SPDR are registered trademarks of Standard & Poor's Financial Services LLC, a division of S&P Global (S&P); Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC (SPDJI) and sublicensed for certain purposes by State Street Corporation. State Street Corporation's financial products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates and third party licensors and none of such parties makes any representation regarding the advisability of investing in such product(s) nor do they have any liability in relation thereto.

For more information, please contact the Marketing Agent for GLD and GLDM: State Street Global Advisors Funds Distributors, LLC, One Iron Street, Boston, MA, 02210; T: +1 866 320 4053 spdrgoldshares.com.

Investing involves risk including the risk of loss of principal.

The information provided does not constitute investment advice and it should not be relied on as such. It should not be considered a solicitation to buy or an offer to sell a security. It does not take into account any investor's particular investment objectives, strategies, tax status or investment horizon. You should consult your tax and financial advisor. All information is from SSGA unless otherwise noted and has been obtained from sources believed to be reliable, but its accuracy is not guaranteed. There is no representation or warranty as to the current accuracy, reliability or completeness of, nor liability for, decisions based on such information and it should not be relied on as such.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSGA's express written consent.

Equity securities may fluctuate in value in response to the activities of individual companies and general market and economic conditions.

Real Estate Investment Trusts (REITS) investing may be subject to risks including, but not limited to, declines in the value of real estate, risks related to general economic conditions, changes in the value of the underlying property owned by the trust and defaults by borrowers.

Bonds generally present less short-term risk and volatility than stocks, but contain interest rate risk (as interest rates raise, bond prices usually fall); issuer default risk; issuer credit risk; liquidity risk; and inflation risk. These effects are usually pronounced for longer-term securities. Any fixed income security sold or redeemed prior to maturity may be subject to a substantial gain or loss.

Select Sector SPDR Funds bear a higher level of risk than more broadly diversified funds.

The trademarks and service marks referenced herein are the property of their respective owners. Third party data providers make no warranties or representations of any kind relating to the accuracy, completeness or timeliness of the data and have no liability for damages of any kind relating to the use of such data.

State Street Global Advisors and SSGA are registered trademarks of State Street Corporation.

STATE STREET GLOBAL ADVISORS SPDR®

9

Investments in small-sized and mid-sized companies may involve principles or from economic or political instability in other nations. DoubleLine® is a registered trademark of DoubleLine GSO Capital Partners, Nuveen Asset Management, MFS, and greater risks than in those of larger, better known companies but Investments in emerging or developing markets may be more Capital LP. DoubleLine Capital LP are not aï¬ƒliated with State Street Global mid-sized companies may be less volatile than investments in volatile and less liquid than investing in developed markets and Advisors Funds Distributors, LLC. smaller companies. may involve exposure to economic structures that are generally Distributor: State Street Global Advisors Funds Distributors, LLC, less diverse and mature and to political systems which have less member FINRA, SIPC, an indirect wholly owned subsidiary of Before investing, consider the funds’ Companies with large market capitalizations go in and out of favor stability than those of more developed countries. State Street Corporation. References to State Street may include based on market and economic conditions. Larger companies State Street Corporation and its aï¬ƒliates. Certain State Street investment objectives, risks, charges and tend to be less volatile than companies with smaller market There is no relationship between Dorsey Wright & Associates, aï¬ƒliates provide services and receive fees from the SPDR ETFs. expenses. To obtain a prospectus or summary capitalizations. In exchange for this potentially lower risk, the LLC (collectively with its parent companies and aï¬ƒliates, ALPS Distributors, Inc., member FINRA, is distributor for SPDR prospectus which contains this and other value of the security may not rise as much as companies with “Dorsey Wright”) and State Street Global Advisors (“SSGA”) S&P 500, SPDR S&P MidCap 400 and SPDR Dow Jones Industrial information, call 866.787.2257 or visit smaller market capitalizations. other than a license by Dorsey Wright to SSGA of certain Dorsey Average, all unit investment trusts. ALPS Portfolio Solutions spdrs.com. Read it carefully. Wright trademarks and trade names, and the Dorsey Wright Distributor, Inc., member FINRA, is distributor for Select Sector Concentrated investments in a particular sector tend to be Fixed Income Rotation Index (“Index”), for use by SSGA. SPDRs. ALPS Distributors, Inc. and ALPS Portfolio Solutions more volatile than the overall market and increases risk that Distributor, Inc. are not affiliated with State State Street Global © 2020 State Street Corporation. All Rights Reserved. events negatively affecting such sectors or industries could Advisors Funds Distributors, LLC. ID223863-2081238.31.1.AM.INST 0620 reduce returns, potentially causing the value of the Fund’s BLOOMBERG®, a trademark and service mark of Bloomberg Exp. Date: 06/30/2021 SPD002240 shares to decrease. Finance L.P. and its aï¬ƒliates, and BARCLAYS®, a trademark and State Street Global Advisors Funds Distributors, LLC is the service mark of Barclays Bank Plc, have each been licenzed for distributor for certain registered products on behalf of the advisor. Not FDIC Insured Investing in foreign domiciled securities may involve risk of capital use in connection with the listing and trading of the SPDR SSGA Funds Management has retained GSO Capital Partners, No Bank Guarantee loss from unfavorable fluctuation in currency values, withholding Bloomberg Barclays ETFs. Nuveen Asset Management, MFS, and DoubleLine Capital LP as May Lose Value taxes, from diferences in generally accepted accounting the sub-advisor. 10

SPDR® Gold MiniSharesSM Trust (the “Fund”) has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offerings to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the Fund has filed with the SEC for more complete information about the Fund and these offerings. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting spdrgoldshares.com. Alternatively, the Fund or any authorized participant will arrange to send you the prospectus if you request it by calling 866.320.4053.